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EXHIBIT 10.05

                             FIRST AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN

     Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on June 24, 1999 and subject to shareholder approval at the Annual Meeting of Shareholders on November 22, 1999, the Comshare, Incorporated Directors' Stock Option Plan (the "Plan") is hereby amended as set forth below.

     1. Effective November 22, 1999, the first sentence in Section 1.4 of the Plan ("Stock") is amended and restated in its entirety to read as follows:

          The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 200,000 shares of Common Stock, as adjusted from time to time in accordance with Article IV.

     2. Effective November 22, 1999, paragraph (b) ("Subsequent Grants") of
Section 2.1 ("Automatic Grants of Options") shall be amended and restated in its entirety to read as follows:

          (b) SUBSEQUENT GRANTS. After the initial grant and during the term of the Plan, a Nonemployee Director who has been a Director for six months before the January 1 following the date of an Annual Meeting of Stockholders, automatically shall be granted, as of the January 1 following the Annual Meeting, an additional Option to purchase 5,000 shares of the Company's Common Stock, provided that the Nonemployee Director is still serving on the Board as of such January 1. Notwithstanding the foregoing, a Nonemployee Director is elected at the 1999 Annual Meeting shall receive a one-time accelerated grant of 10,000 shares on the first business day after the 1999 Annual Meeting, representing the January 1, 2000 and January 1, 2001 grants. A Nonemployee Director who first becomes eligible for Option grants after January 1, 2000 shall receive Option grants in accordance with the regular terms of the Plan. A Participant may hold more than one Option under the Plan.

     THIS FIRST AMENDMENT to the Comshare, Incorporated Directors' Stock Option Plan is executed on this the 14th day of October, 1999.


                                          COMSHARE, INCORPORATED
                                          By: /s/ KATHRYN A. JEHLE

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                                          Kathryn A. Jehle
                                          Senior Vice President and
                                              Chief Financial Officer